UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2009 (February 18, 2009)
Corrections Corporation of America
(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee	37215

(Address of principal executive offices)	(Zip Code)
(615) 263-3000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 18, 2009, after consideration of presentations and recommendations of management and independent compensation consultants, and such other matters and information as deemed appropriate, the Compensation Committee (the “Committee”) of the Board of Directors of Corrections Corporation of America (the “Company”) approved resolutions with respect to the following actions:
     2009 Cash Incentive Plan. The Company’s 2009 Cash Incentive Plan is intended to provide incentives to members of management, including the Company’s named executive officers, in the form of cash bonus payments for achieving certain performance goals established by the Committee consistent with a three year growth rate plan. The performance awards will be based upon the Company’s achievement of previously established earnings per share (“EPS”) goals for the fiscal year ending December 31, 2009. Actual awards can range from zero to a maximum of 200% of such participant’s base salary. The Committee will administer and make all determinations under the 2009 Cash Incentive Plan. The Committee reserves discretion to make adjustments to the EPS figure used for bonus calculation purposes for limited non-operating events outside the ordinary course.
     Award Agreements. The Committee approved a new form of restricted stock unit award agreement under the Company’s 2008 Stock Incentive Plan (the “2008 Plan”), the material terms of which are discussed below. The Committee also approved an amended form of executive option award agreement under the 2008 Plan in order to add a net exercise provision with respect to the payment of exercise price and withholding taxes. The new forms are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.
     Restricted Stock Units and Stock Option Awards to Certain Executive Officers. Restricted stock units and non-qualified options for the purchase of the Company’s common stock were granted to the persons who are anticipated to constitute the named executive officers of the Company for 2009 as well as Damon T. Hininger, the Company’s President and Chief Operating Officer, pursuant to the Company’s 2008 Plan, as follows:

		Number of	Shares Subject
		Restricted Stock	to
Name	Title	Units	Option Grant
John D. Ferguson (1)	Chief Executive Officer	0	0
Damon T. Hininger	President and Chief Operating Officer	19,515	67,607
Todd J Mullenger	Executive Vice President and Chief Financial Officer	19,515	67,607
Richard P. Seiter	Executive Vice President and Chief Corrections Officer	19,515	67,607
G. A. Puryear IV	Executive Vice President, General Counsel and Secretary	16,146	55,934
William K. Rusak	Executive Vice President and Chief Human Resources Officer	16,146	55,934

(1)	In order to conserve shares available for grant under the Company’s equity incentive plans, Mr. Ferguson voluntarily decided to forgo any 2009 equity awards.
     The restricted stock units are subject to vesting over a three year period based upon satisfaction of certain performance criteria for the fiscal years ending December 31, 2009, 2010 and 2011 as established by the Committee. No more than one third of such shares may vest in the first performance period; however, the performance criteria are cumulative for the three year period. Notwithstanding the foregoing, the restricted stock units will become fully vested upon the occurrence of death, Disability, or a Change in Control of the Company (each such condition as defined in the 2008 Plan). The restricted stock unit awards are subject to the terms of the 2008 Plan and individual award agreements. The stock options shall vest in equal one third increments as of the first, second and third anniversary dates of the grant date, subject to acceleration as contemplated by the 2008 Plan. The options are subject to the terms of the 2008 Plan and individual award agreements. The exercise price per share of the shares subject to the option grants is $10.73, the reported closing price on the NYSE Composite Tape on February 18, 2009.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Form of Executive Restricted Stock Unit Agreement for the Company’s 2008 Stock Incentive Plan

10.2	Amended Form of Executive Non-qualified Stock Option Agreement for the Company’s 2008 Stock Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 23, 2009	CORRECTIONS CORPORATION OF AMERICA
	By:	/s/ Todd J Mullenger
Todd J Mullenger
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit

10.1	Form of Executive Restricted Stock Unit Agreement for the Company’s 2008 Stock Incentive Plan

10.2	Amended Form of Executive Non-qualified Stock Option Agreement for the Company’s 2008 Stock Incentive Plan